Frank Aranzana
5 Garrett Mountain Plaza
West Paterson, NJ 07424



      June 25, 2008



Securities and Exchange Commission
450 5th Street N.W.
Washington, Dc  20549

Attention:  Filing Desk

RE:  Cytec Industries Inc. (CYT)

To Whom It May Concern

As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize Roy Smith or Frank Macerato, severally and not jointly, to sign and file on my behalf any Forms 3, 4 or 5 that I am required to file with respect to the securities of Cytec Industries Inc. on or prior to December 31, 2010.

I acknowledge that neither Roy Smith nor Frank Macerato is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

						Sincerely





						Frank Aranzana


Frank Aranzana, personally known to me, appeared before me and acknowledged that he signed the foregoing letter as his own act.